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                                                                   EXHIBIT 23(d)



                         CONSENT OF MOORE STEPHENS FROST



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 filed for the First United Bancshares, Inc. 1999 Employees' Long-Term Incentive Plan of our report dated JANUARY 16, 1998 included in the First United Bancshares, Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.



                                              /s/ Moore Stephens Frost

                                              Moore Stephens Frost



Little Rock, Arkansas
June 25, 1999